CONFORMED COPY















                       GPA STOCK EXCHANGE AGREEMENT


                                between



                      GREEN SPRING HEALTH SERVICES, INC.


                                   and


                          CHARTER MEDICAL CORPORATION

                                  dated

                              November 14, 1995








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                                                                CONFORMED COPY



                           GPA STOCK EXCHANGE AGREEMENT

           THIS GPA STOCK EXCHANGE AGREEMENT ("Agreement") dated as of the 14th day of November, 1995, is made and entered into by and between Charter Medical Corporation, a Delaware corporation ("Charter") and Green Spring Health Services, Inc., a Delaware corporation ("GSHS");

           WHEREAS, Charter owns of record and beneficially all of the currently outstanding shares of common stock of Group Practice Affiliates, Inc., a Delaware corporation and a wholly-owned subsidiary of Charter ("GPA"); and

           WHEREAS, GSHS wishes to acquire and Charter wishes to transfer all of the GPA Common Stock in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code (the exchange of such shares is referred to in this Agreement as the "GPA Stock Exchange");

           NOW THEREFORE, upon the terms and subject to the conditions set forth in this Agreement and the Stock Purchase Agreement (as defined herein), the parties agree as follows:


                                   ARTICLE I.

                          TRANSFER OF STOCK; CLOSING

           Section 1. Number of Shares. Charter agrees to transfer to GSHS all of the GPA Common Stock representing all of the issued and outstanding shares of common stock of GPA in exchange for an aggregate of 969.04 shares of voting common stock of GSHS, par value $0.01 per share, to be issued at the Closing to Charter.

           Section 2. Transfer and Delivery of the GPA Common Stock and the New GSHS Shares. At the GPA Closing, Charter shall sell, assign, transfer and deliver to GSHS all of the GPA Common Stock by delivery to GSHS of a certificate or certificates representing such GPA Common Stock, duly endorsed for transfer or accompanied by duly executed stock powers. As provided for in the Stock Purchase Agreement, GSHS shall, immediately upon the GPA Closing and the Closing, issue to Charter a certificate or certificates, in the name of Charter, representing the GSHS Shares and the New GSHS Shares.

           Section 3. Time and Place of Closing. The closing (the "GPA Closing") of the GPA Stock Exchange will be held at the same time and place as the Closing.


                                ARTICLE II.

                                TERMINATION

           Section 1. Termination. This Agreement may be terminated at any time prior to the GPA Closing by either party to this Agreement upon the termination of the Stock Purchase Agreement.

           Section 2. Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 1 of this Article II, written notice of such termination shall promptly be given by the terminating party to the other party, and this Agreement shall upon that notice terminate and become void and have no effect, and the transactions contemplated by this Agreement shall be abandoned without further action by the parties, except that the provisions of the Confidentiality Agreement and Section 11.5 of the Stock Purchase Agreement shall survive the



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termination of this Agreement,  provided,  however,  that such termination shall not relieve any party of any liability for any breach by it of this Agreement.


                            ARTICLE III.

                           MISCELLANEOUS

           Section 1. Stock Purchase Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the definitions ascribed to such terms in that certain Stock Purchase Agreement, dated as of the 14th day of November, 1995, by and among Blue Cross and Blue Shield of New Jersey, Inc., a New Jersey health service corporation, Health Care Service Corporation, an Illinois legal mutual reserve company, Independence Blue Cross, a Pennsylvania non-profit hospital plan corporation, Medical Service Association of Pennsylvania, a Pennsylvania corporation, Pierce County Medical Bureau, Inc., a Washington non-profit corporation, Veritus, Inc., a Pennsylvania non-profit corporation, GSHS and Charter.

           Section 2. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

           Section 3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state without reference to the choice of law principles of such state.

           Section 4. No Third Party Beneficiaries. Nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any Person (including, but not limited to, any employee or former employee of GSHS or any Subsidiary) other than Charter and GSHS (and their successors and assigns to the extent specifically permitted by Section 7 of this Article III) and no other Person not a party to this Agreement shall have any rights or remedies under this Agreement, except for Persons entitled to indemnification under
Article 9 of the Stock Purchase Agreement (and such rights and remedies shall be limited solely to those provided by Article 9 of the Stock Purchase Agreement).

           Section 5. Entire  Agreement.  This Agreement,  the Buyer  Disclosure
Schedule, the GPA Disclosure Letter, the GSHS Disclosure Schedule, the Seller Disclosure Schedule, the Exchange Agreement, the Stock Purchase Agreement and the New Stockholders' Agreement contain the entire agreement between the parties with respect to the subject matters of this Agreement and such other agreements, and such agreements supersede all prior and contemporaneous agreements, representations, negotiations, discussions, correspondence, communications, term sheets and understandings of the parties, except for the Confidentiality Agreement, which agreement is ratified and remains in full force and effect. There are no agreements, understandings, representations and warranties between the parties other than those set forth or referred to in this Agreement and such specifically listed above other agreements.

           Section 6. Notices. All notices under this Agreement shall be sufficiently given for all purposes under this Agreement if in writing (a) when delivered personally; (b) three Business Days after mailing in the United States Postal Service; (c) one day after sending by documented overnight delivery service; or (d) when receipt is confirmed, by telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.
Notices to GSHS shall be addressed to:

                    Green Spring Health Services, Inc.
                    Clark Building, Suite 500
                    5565 Sterret Place
                    Columbia, Maryland  21044-2642
                    Attention:  Joyce N. Fitch, Esq.
                    Telecopier: (410) 740-2686



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                                                                 CONFORMED COPY

           with a copy to:

                    Venable, Baetjer and Howard, LLP
                    1800 Mercantile Bank and Trust Building
                    Two Hopkins Plaza
                    Baltimore, Maryland 21201
                    Attention:  Alan D. Yarbro, Esq.
                    Telecopier: (410) 244-7742

or at such other address and to the attention of such other person as may designate by written notice to Charter. Notices to Charter shall be addressed to:

                    Charter Medical Corporation
                    Suite 1400
                    3414 Peachtree Road, N.E.
                    Atlanta, Georgia  30326
                    Attention:  Michael Catalano
                    Telecopier: (404) 814-5797

           with copies to:

                    Charter Medical Corporation
                    3414 Peachtree Road, N.E.
                    Atlanta, Georgia  30326
                    Attention:  Cherie M. Fuzzell, Esq.
                    Telecopier: (404) 814-5795

                    and

                    King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia  30303
                    Attention:  Robert W. Miller, Esq.
                    Telecopier: (404) 572-5144

or to such other address and to the attention of such other person as Charter may designate by written notice to GSHS.

           Section 7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns; provided, however, except for the right of Charter to grant to or for the benefit of the lenders under the Credit Agreement a security interest in its rights under this Agreement pursuant to the Credit Agreement and the documents from time to time securing the same, neither party to this Agreement shall have the right to assign its rights or interests in or delegate its obligations under this Agreement without the express prior written consent of the other party to this Agreement.

           Section 8. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party to this Agreement may, only by an instrument in writing, waive compliance by the other party to this Agreement with any term or provision of this Agreement. The waiver by any party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.




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           IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                 CHARTER MEDICAL CORPORATION


                                 By:    /s/ E. M. Crawford
                                       ----------------------------------------
                                    Title: Chief Executive Officer


                                 GREEN SPRING HEALTH SERVICES, INC.


                                 By:   /s/ Henry Harbin
                                      -----------------------------------------
                                    Title:President and Chief Executive Officer


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